EXHIBIT 10.3 EMPLOYMENT AGREEMENT AMONG THE COMPANY, REPUBLIC SECURITY BANK AND R. MICHAEL STRICKLAND AS DATED FEBRUARY 16, 1999

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                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of February 16, 1999 by and among Republic Security Financial Corporation, a business corporation organized and operating under the laws of the State of Florida and having an office at 450 South Australian Avenue, West Palm Beach, FL 33401 (the "Company"), Republic Security Bank, a commercial bank organized and operating under the laws of the State of Florida and having an office at 450 South Australian Avenue, West Palm Beach, FL 33401 (the "Bank"), and R. Michael Strickland, an individual residing at 239 Sanford Avenue, Palm Beach, FL 33480 (the "Executive").

                              W I T N E S S E T H :

                  WHEREAS, the Executive has been elected as Senior Executive Vice President and Chief Banking Officer of the Bank; and

                  WHEREAS, the Company and the Bank desire to assure for themselves the continued availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

                  WHEREAS, the Executive is willing to serve the Bank on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company, the Bank and the Executive hereby agree as follows:

                  Section 1. Employment.

                  The Bank agrees to employ the Executive, and the Executive hereby agrees to such employment, during the period and upon the terms and conditions set forth in this Agreement.

                  Section 2. Employment Period; Remaining Unexpired Employment
                             Period.

                  (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of two years beginning on the date of this Agreement and ending on the second anniversary date of this Agreement, plus such extensions, if any, as are provided pursuant to section 2(b).

                  (b) Beginning on the date of this Agreement, the Employment Period shall automatically be extended for one (1) additional day each day, unless either the Company and the Bank, acting jointly, or the Executive, elects not to extend the Agreement further by giving written notice to the other parties, in which case the Employment Period shall end on the second anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on: (i) if a notice of non-extension has been given in accordance with this section 2(b), the second anniversary of the date on which such notice is given; and (ii) in all other cases, the second anniversary of the date as of which the Remaining Unexpired Employment Period is being determined. Upon termination of the Executive's employment with the Bank for any reason whatsoever, any daily extensions provided pursuant to this section 2(b), if not therefore discontinued, shall automatically cease.

                  (c) Nothing in this Agreement shall be deemed to prohibit the Bank from terminating the Executive's employment at any time during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company, the Bank and the Executive in the event of any such termination shall be determined under this Agreement.

                  Section 3. Duties.

                  The Executive shall serve as Senior Executive Vice President and Chief Banking Officer of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Bank, or assigned by the Board of Directors of the Bank or the President of the Bank, and otherwise as are customarily associated with such position. The Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank and shall use his best efforts to advance the interests of the Bank.

                  Section 4. Cash Compensation.

                  In consideration for the services to be rendered by the Executive hereunder, the Bank shall pay to Executive a salary at an initial annual rate of TWO HUNDRED THOUSAND DOLLARS ($200,000), payable in approximately equal installments in accordance with the Bank's customary payroll practices for senior officers. At least annually during the Employment Period, the Board of Directors of the Bank, or the Compensation Committee thereof, shall review the Executive's annual rate of salary and may, in its discretion, approve an increase therein. In no event shall the Executive's annual rate of salary under this Agreement in effect at a particular time be reduced without his prior written consent. In addition to salary, the Executive may receive other cash compensation from the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time. The Executive and the Bank understand that the maximum amount available for such other cash compensation for the first year of the term hereof shall be ONE HUNDRED THOUSAND DOLLARS ($100,000), and the amount actually paid shall be at the discretion of the Board or the President in accordance with goals to be established by the President and/or the Board.

                  Section 5. Employee Benefit Plans and Programs.

                  (a) During the Employment Period, the Executive shall be treated as an employee of the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Bank's customary practices.

                  (b) The Bank understands that the Executive will exercise his right (under COBRA) to continue medical benefits under his previous employer's plan until such time as he is eligible to receive such benefits under the Bank's plan (the "Benefit Eligibility Date"). The Bank shall reimburse the Executive for the cost of such benefit continuation, less the amount the Executive would have had to pay with respect to medical benefits provided by the Bank, for a period beginning on the date that the Executive's coverage under COBRA begins and ending on the Benefit Eligibility Date.

                  Section 6. Indemnification and Insurance.

                  (a) During the Employment Period, the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Bank or service in other capacities at the request of the Company or the Bank. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and the Bank.

                  (b) To the maximum extent permitted under applicable law, during the Employment Period, the Bank shall indemnify the Executive against, and hold him harmless from, any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Bank or any subsidiary or affiliate of either of them.

                  Section 7. Other Activities.

                  The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the President of the Company or the Bank (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company or the Bank and generally applicable to all similarly situated executives.

                  Section 8. Working Facilities and Expenses.

                  The Executive's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location within Palm Beach County or Broward County, Florida at which the Bank shall maintain its principal executive offices, or at such other location as the Company, the Bank and the Executive may mutually agree upon. The Bank shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Bank shall provide to the Executive for his exclusive use an automobile owned or leased by the Bank and appropriate to his position, to be used in the performance of his duties hereunder. All costs of operation, maintenance and insurance shall be paid by the Bank. The Executive shall account for the use and expenses of the automobile in accordance with the policies and procedures of the Bank in effect from time to time. The Bank shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Bank shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

                  Section 9. Termination of Employment with Severance Benefits.

                  (a) The Executive shall be entitled to the severance benefits described herein in the event that his employment with the Bank terminates during the Employment Period under any of the following circumstances:

                  (i) the Executive's voluntary resignation from employment with the Bank within ninety (90) days following:

                  (A) the failure of the Board of Directors of the Bank to appoint or re-appoint or elect or re-elect the Executive to the offices of Senior Executive Vice President and Chief Banking Officer (or a more senior office) of the Bank;

                  (B) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Bank of its material failure, whether by amendment of the Bank's Articles of Incorporation or By-laws, action of the Bank's Board of Directors or the Bank's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement as of the date hereof, unless, during such thirty (30) day period, the Bank cures such failure; or

                  (C) the relocation of the Executive's principal place of employment, without his written consent, to a location outside of Palm Beach County or Broward County, Florida;

                  (ii) the termination of the Executive's employment with the Bank for any other reason not described in section 10(a).

In such event, the Bank shall provide the benefits and pay to the Executive the amounts described in section 9(b).

                  (b) Upon the termination of the Executive's employment with the Bank under circumstances described in section 9(a) of this Agreement, the Bank shall pay and provide to the Executive (or, in the event of his death following such termination, to his estate):

                  (i) his earned but unpaid compensation as of the date of the termination of his employment with the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for a period of two years from the date his employment terminates, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Bank;

                  (iv) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the salary that the Executive would have earned if he had continued working for the Bank for a period of two years from the date his employment terminates at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Bank, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of:

                  (A) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Bank, if he were 100% vested thereunder and had continued working for the Bank for a period of two years from the date his employment terminates, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the most recent year recognized all amounts payable under sections 9(b)(i), (iv), and (vii); over

                  (B) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination;

where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

                  (vi) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank, as if he were 100% vested thereunder and had continued working for the Bank for a period of two years from the date his employment terminates at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Bank, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

                  (vii) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to two times the higher of (A) the highest cash incentive compensation or bonus (annualized, if paid for a period other than annually) paid to the Executive during or accrued with respect to the Executive for either (i) any of the two years immediately preceding that in which, or (ii) the year in which, Executive's employment with the Bank terminates, or (B) the highest cash incentive compensation or bonus (annualized, if paid for a period other than annually) so paid or accrued in respect of either (x) any of the two years immediately preceding that in which, or (y) the year in which, a Change of Control (as hereinafter defined) occurs.

The Company, the Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company, the Bank and the Executive further agree that the Company and the Bank may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi) and (vii) on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them.

                  Section 10. Termination without Additional Company or Bank
                              Liability.

                  (a) In the event that the Executive's employment with the Bank shall terminate during the Employment Period on account of:

                  (i) the discharge of the Executive for "cause," which, for purposes of this Agreement (I) prior to a Change of Control (as hereinafter defined) shall mean: (A) gross negligence or willful misconduct by the Executive in connection with his employment hereunder or the business of the Bank; (B) the Executive's misappropriation of the Bank's assets or property; (C) the Executive willfully fails or refuses to perform his duties under this Agreement, or fails to comply with any material term, covenant or condition contained herein; (D) the Executive breaches his fiduciary duties to the Bank for personal profit; or
(E) the Executive's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Bank; and (II), upon and after a Change of Control, shall mean (A) the Executive intentionally engages in dishonest conduct in connection with his performance of services for the Company or the Bank resulting in his conviction of a felony; (B) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (C) the Executive willfully fails or refuses to perform his duties under this Agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Bank; (D) the Executive breaches his fiduciary duties to the Company or the Bank for personal profit; or (E) the Executive's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Bank;

                  (ii) the Executive's voluntary resignation from employment with the Bank for reasons other than those specified in section 9(a) or 11(b);

                  (iii) the Executive's death; or

                  (iv) a determination that the Executive is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Company and the Bank shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid compensation as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank.

                  Section 11. Termination Upon or Following a Change of Control

                  (a) A Change of Control ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                  (A) at least 50.1% of the common stock or equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 50.1% of the outstanding common stock or equity ownership interests in the Company; and

                  (B) At least 50.1% of the combined voting power of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 50.1% of the combined voting power of the securities entitled to vote generally in the election of directors of the Company; and

                  (C) No person, or persons acting in concert, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of the outstanding common stock or equity ownership interests in, or 20% or more of the combined voting power of the securities entitled to vote generally in the election of directors of, the entity resulting from such transaction; and

                  (D) At least a majority of the members of the board of directors of the entity resulting from such transaction are individuals who were described in sections 11(a)(iv)(A) or (B) of this Agreement as of the date of execution of the initial definitive agreement providing for such transaction (or, if earlier, as of the date on which the Board of Directors of the Company authorized such transaction).

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities or of the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution; or

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

                  (A) individuals who were members of the Board of the Company on the date of this Agreement; or

                  (B) individuals who first became members of the Board of the Company after the date of this Agreement either:

                  (I) upon election to serve as a member of the Board of directors of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                  (II) upon election by the stockholders of the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

                  (v) any event which would be described in section 11(a)(i),
(ii), (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination of employment with the Bank under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

                  (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

                  (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which the Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

                  (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Company or the Bank in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Company or the Bank which is at least as favorable to him; or

                  (iv) resignation, voluntary or otherwise, for any reason whatsoever within 90 days following the effective date of the Change of Control, provided, however, that if the Change of Control is of the type described in
Section 11(a) (1), such 90 day period shall not be deemed to commence until the actual consummation of the transaction approved by the stockholders.

                  Section 12. Tax Limitations.

                  (a) Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change of Control of the Bank or the Company or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or the Bank, any person whose actions result in a Change of Control of the Company or any person affiliated with the Company or the Bank or such person) (all such payments and benefits, including the payments and benefits provided under this Agreement (the "Severance Payments"), being hereinafter called "Total Payments") would not be deductible (in whole or in part) by the Company, the Bank, an affiliate or a person making such payment or providing such benefit as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero); provided, however, that the Executive may elect (at any time prior to the payment of amounts payable hereunder) to have the noncash severance payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

                  (b) For purposes of the limitation contained in subsection (a) of this section 12, (i) no portion of the Total Payments the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the delivery of a notice of termination of employment shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change of Control of the Company or the Bank, the Company's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280(G)(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of
Section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  (c) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Bank and the Company in applying the terms of this section 12, the aggregate "parachute payments" paid to of for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code, then the Executive shall have an obligation to pay the Bank upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at 120% of the rate provided in Section 1274(b)(2)(B) of the Code from the date of Executive's receipt of such excess until the date of such payment. If the Severance Payments shall be decreased pursuant to section (a) hereof, and the benefits under section 8(b)(iii) which remain payable after the application of this section 12 are thereafter reduced pursuant thereto because of the receipt by the Executive of substantially similar benefits, the Bank shall, at the time of such reduction, pay to the Executive the lowest of (a) the amount of the decrease made in the Severance Payments pursuant to this section 12, (b) the amount of the subsequent reduction in such benefits, or (c) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of Section 280G of the Code.

                  Section 13. Confidentiality.

                  Unless he obtains the prior written consent of the Company and the Bank, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 13 shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

                  Section 14. No Effect on Employee Benefit Plans or Programs.

                  The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time.

                  Section 15. Non-Competition and Non-Solicitation.

                  (a) Non-competition. During the Employment Period, the Executive agrees not to engage, directly or indirectly, in any aspect of the financial institutions business, including without limitation engaging in business activities for or on behalf of state, national or foreign banks, state or federal savings associations or savings banks, credit unions, mortgage or loan companies or any other entity which makes or acquires loans or takes deposits or engages in any other business engaged in by the Bank on the date hereof (the "Banking Business"), other than the Bank, whether as stockholder (except for immaterial interests in publicly-traded institutions), partner, director, officer, employee, agent, consultant or otherwise. In the event of termination of the Executive's employment hereunder prior to a Change of Control, the Executive, until one (1) year after the date of such termination, agrees not to engage, directly or indirectly, in the Banking Business in any capacity in any city, town or county in which the Bank or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the date of this Agreement.

                  (b) Non-solicitation. The Executive hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Bank, he shall not, without the written consent of the Bank, either directly or indirectly:

                  (i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing other business done by the Bank, doing business in any city, town or county in which the Bank or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the date of this Agreement;

                  (ii) provide any information, advice or recommendation with respect to any such officer or employee to any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Bank or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the date of this Agreement, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any such savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans; or

                  (iii) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

                  Section 16. Successors and Assigns.

                  This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred.

                  Section 17. Notices.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, or one (1) day after it is sent by reputable overnight delivery service, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Executive:
                           R. Michael Strickland
                           239 Sanford Avenue
                           Palm Beach, FL 33480

                  If to the Company:
                           Republic Security Financial Corporation
                           450 S. Australian Avenue
                           West Palm Beach, FL 33401
                           Attention: Rudy E. Schupp, Chairman & CEO

                  If to the Bank:
                           Republic Security Bank
                           450 S. Australian Avenue
                           West Palm Beach, FL 33401
                           Attention: Rudy E. Schupp, Chairman & CEO


                  Section 18. Indemnification for Attorneys' Fees.

                  The Bank shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement.

                  Section 19. Severability.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  Section 20. Waiver.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  Section 21. Counterparts.

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  Section 22. Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed entirely within the State of Florida.

                  Section 23. Headings and Construction.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  Section 24. Entire Agreement; Modifications.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  Section 25. Survival.

                  The provisions of sections 6, 9, 10, 11, 12, 13, 14, 18, 20,
22, 26, 27 and 28 shall survive the expiration of the Employment Period or termination of this Agreement.

                  Section 26. Equitable Remedies.

                  The Company, the Bank and the Executive hereby stipulate that money damages are an inadequate remedy for violations of sections 6(a), or 13 of this Agreement and agree that equitable remedies, including, without limitations, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

                  Section 27. Required Regulatory Provision.

                  (a) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company or the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  (b) Nothing in this Agreement shall be construed to subject the Bank or its assets to any contractual obligation undertaken by the Company hereunder or to liability for any breach by the Company.

                  Section 28. Guarantee.

                  The Company hereby irrevocably and unconditionally guarantees to the Executive the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

                  IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

                  REPUBLIC SECURITY FINANCIAL CORPORATION

                  By:

                  Name:    _________________________________________

                  Title:   _________________________________________

                  REPUBLIC SECURITY BANK

                  By: ____________________________________________

                  Name:    _________________________________________

                  Title:   _________________________________________

                                    R. Michael Strickland